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                                                                  EXHIBIT 23.3




The Board of Directors
Venture Holdings Trust:


We consent to the inclusion of our report dated October 25, 1995, on our audit of the consolidated financial statements of Bailey Corporation and subsidiaries for the years ended July 30, 1995 and July 31, 1994, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                KPMG PEAT MARWICK LLP


Boston, Massachusetts
October 15, 1997